As filed with the Securities and Exchange Commission on October 18, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DealerTrack Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2336218 (I.R.S. Employer Identification No.)	7373 (Primary Standard Industrial Classification Code Number)

1111 Marcus Avenue
Suite M04
Lake Success, New York 11042
(516) 734-3600
(Address, including zip code, and telephone number,
including area code, of the registrant’s principal executive offices)

Eric D. Jacobs, Esq.
Senior Vice President, General Counsel and Secretary
DealerTrack Holdings, Inc.
1111 Marcus Avenue
Suite M04
Lake Success, New York 11042
(516) 734-3600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Stuart M. Cable, Esq. Kenneth J. Gordon, Esq. Goodwin Procter llp Exchange Place 53 State Street Boston, Massachusetts 02109 (617) 570-1000		Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-146729
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to	Offering	Aggregate	Amount of
Title of Each Class	be	Price	Offering	Registration
of Securities to be Registered	Registered	Per Unit	Price	Fee
Common Stock, par value $0.01 per share (1)	575,000 (2)	$46.40 (3)	$26,680,000	$820 (4)

(1)	Includes shares of our common stock to be issuable upon exercise of the underwriters’ option to purchase additional shares of our common stock.

(2)	The 575,000 shares of Common Stock being registered in this Registration Statement is in addition to the 4,600,000 shares of Common Stock registered pursuant to the registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 16, 2007 (File No. 333-146729).

(3)	Based on the proposed offering price for the shares offered hereby.

(4)	Amount previously paid.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE
COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION OF GOODWIN PROCTER LLP
EX-23.2: CONSENT OF PRICEWATERHOUSECOOPERS LLP

EXPLANATORY NOTE
     This Registration Statement on Form S-3 is being filed with the Securities and Exchange Commission (the “Commission”) by DealerTrack Holdings, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV of Form S-3. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-3 (File No. 333-146729) including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, DealerTrack Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on October 18, 2007.

DEALERTRACK HOLDINGS, INC.
By:	*
Mark F. O’Neil
Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Mark F. O’Neil	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	October 18, 2007
* Robert J. Cox III	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	October 18, 2007
* Howard L. Tischler	Lead Director	October 18, 2007
* Thomas F. Gilman	Director	October 18, 2007
* Thomas R. Gibson	Director	October 18, 2007
* Mary Cirillo-Goldberg	Director	October 18, 2007
* John J. McDonnell, Jr.	Director	October 18, 2007
* James David Power III	Director	October 18, 2007
* Ann B. Lane	Director	October 18, 2007

By:	*/s/ Eric D. Jacobs
Eric D. Jacobs
Attorney-in-Fact

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EXHIBIT INDEX

Number	Description
5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-146729))

*	Filed herewith.

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